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                                    EXHIBIT C

                             JOINT FILING AGREEMENT

                  The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Delta and Pine Land Company dated August 4, 1997 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

Dated as of:  August 4, 1997               SOROS FUND MANAGEMENT LLC


                                           By: /s/ Michael C. Neus
                                                   Michael C. Neus
                                                   Assistant General Counsel


                                           GEORGE SOROS


                                           By: /s/ Michael C. Neus
                                                   Michael C. Neus
                                                   Attorney-in-Fact


                                           STANLEY F. DRUCKENMILLER


                                           By:/s/ Michael C. Neus
                                                  Michael C. Neus
                                                  Attorney-in-Fact


                                           DUQUESNE CAPITAL MANAGEMENT, L.L.C.


                                           By:/s/ Gerald Kerner
                                                  Gerald Kerner
                                                  Managing Director

0308763.04